UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 8.01	Other Events.
On May 9, 2008, an article was published in the San Juan Star, based in part on an interview with Frank C. Stipes, Chairman and Chief Executive Officer of W Holding Company, Inc. (the “Company”). The article contains forward-looking information about the future goals and financial performance of the Company. Despite the context in which many of the quotations appear, Mr. Stipes intended certain of his comments to represent forward-looking statements related to the expectations of management, and such statements should not be construed otherwise. The Company can give no assurances that it will continue to improve its performance.
The Company is also clarifying Mr. Stipes’s statement regarding the $120 million increase in capital at Westernbank Puerto Rico (the “Bank”). This statement was based on certain transactions completed or negotiated in the last quarter of 2007 and to date in 2008. The results of some of these transactions were realized subsequent to the end of the first quarter of 2008. The Company also is clarifying that this amount represents a gross increase, and does not reflect certain operational charges, including the provision for loan losses taken in the first quarter of 2008 and payment of dividends on common and preferred shares during the same period. As of March 31, 2008, the Bank’s total risk-based capital was approximately $1.25 billion, representing a net increase of approximately $27.4 million in the Bank’s total risk-based capital since December 31, 2007, and approximately $63.9 million since September 30, 2007.
The Company files Consolidated Reports of Condition and Income on Form FFIEC 041 with the Federal Deposit Insurance Corporation (“Call Reports”). The Call Reports are filed in accordance with FDIC rules and consist of a balance sheet, income statement, changes in equity capital and other supporting schedules with respect to the Bank. The Call Reports, once posted by the FDIC, are publicly available at the Federal Deposit Insurance Corporation’s website located at http://www2.fdic.gov/Call_TFR_Rpts/.
A copy of the article is filed as Exhibit 99.1 hereto and is hereby incorporated by reference herein.
The information set forth in this Item 8.01 shall not be deemed an admission as to the accuracy or materiality of any information in the article. Investors should refer to the Company’s periodic filings with the SEC for information regarding the Company’s business and operating and financial performance. The Company assumes no responsibility for, and undertakes no obligation to correct or update, inaccurate media reports regarding the matters referred to herein or other matters, except to the extent required by law.

Statements in this Form 8-K that are not historical, including statements regarding earnings and growth rates, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan portfolio. Other risks and uncertainties are set forth in the Company’s Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”), and other documents filed with the Securities and Exchange Commission. As previously disclosed, the Company is in the process of restating its financial statements for the year ended December 31, 2006 for the correction of an error to recognize the impact of adjustments resulting from the Inyx, Inc. loan impairment over such period. In connection with the restatement, the Company will be amending the 2006 Form 10-K, including the risk factors included therein. The forward-looking statements are made only as of the date of this Form 8-K, and the Company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Article published on May 9, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Jose Armando Ramirez
	Name:	Jose Armando Ramirez
Date: May 14, 2008	Title:	Chief Financial Officer